[Logo of Alcatel]                          [Logo of Lucent Technologies]



                                                                PRESS RELEASE

                   ALCATEL AND LUCENT COMPLETE MERGER CREATING
                WORLD'S LEADING COMMUNICATION SOLUTIONS PROVIDER

o Unparalleled communication solutions leader with global reach, and a local presence in 130 countries
o A leader in wireline, wireless and converged broadband networking, IP technologies, applications and services
o Ideally positioned to help service providers, governments and enterprises, transform their networks
o Pro-forma annual revenues of Euro 18.6 billion* and Euro 2.7 billion* in R&D investments with approximately 23,000 engineers
o    Expected to generate  pre-tax annual cost synergies of  approximately  Euro
     1.4 billion within three years

PARIS AND MURRAY HILL,  N.J.,  NOVEMBER 30, 2006 - Alcatel  (Paris:  CGEP.PA and
NYSE: ALA) and Lucent Technologies (NYSE: LU) today announced the completion of their merger transaction and that they will begin operations as the world's leading communication solutions provider on December 1st, 2006. The new company Alcatel-Lucent, with one of the largest global R&D capabilities in communications and the broadest wireless, wireline and services portfolio, is incorporated in France, with executive offices located in Paris. The company will be traded on Euronext Paris and the New York Stock Exchange (NYSE) from December 1st, 2006 under a new common ticker (Euronext Paris and NYSE: ALU). As a result of the merger, each outstanding share of Lucent common stock has been converted into the right to receive 0.1952 of an Alcatel ADS. In connection with the merger, Alcatel has issued approximately 878 million shares, which is equivalent to the total number of ADS to be issued to the holders of Lucent common stock. Following the completion of the merger, approximately 2.31 billion ordinary shares of Alcatel-Lucent are outstanding.

Serge Tchuruk, appointed today as Chairman of the Board of Alcatel-Lucent, said:
"Alcatel-Lucent will be for our customers a partner with the scale and scope to design, build and manage increasingly complex networks that deliver advanced converged services and communications experience to the end-user. That is what Alcatel-Lucent will deliver with an unparalleled focus on execution, innovation and service for our customers: the company will have the most experienced global services team in the telecommunications industry, as well as one of the largest research, technology and innovation organizations in the industry. In fact, our combined company is ideally positioned to help our customers transform their networks so they can offer new kinds of personalized, blended applications and services."

Patricia Russo, appointed today as Chief Executive Officer of Alcatel-Lucent, added: "Through this merger, we are bringing together two top-ranking companies to form an undisputed leader in the industry, a company poised to enrich people's lives by transforming the way the world communicates. Alcatel-Lucent is a strong and enduring ally that service providers, governments and enterprises can count on to help them unlock new market and revenue opportunities. This combination represents a strategic fit of vision, geography, solutions and people, leveraging the best of both companies to deliver


*CY 2005 EXCLUDING THE ACTIVITIES TRANSFERRED TO THALES meaningful communications solutions that are personalized, simple to adopt and available globally. Both Alcatel and Lucent embraced a common culture of innovation and excellence that will help ensure the success of our merger."


A GLOBAL COMMUNICATIONS  SOLUTIONS PROVIDER
With a comprehensive and diversified portfolio of complementary products, Alcatel-Lucent is well-positioned to address the fastest growing areas of network transformation. The company is a leader in IPTV, broadband access, carrier IP, IMS and next-generation networks, and 3G spread spectrum (UMTS and CDMA). With more than 18,000 employees working in services worldwide, the company has the largest and most experienced global services team in the industry. In enterprise communications solutions, Alcatel-Lucent is No. 1 in Europe and has more than 250,000 enterprise and government customers worldwide.


A GLOBAL REACH WITH LOCAL PRESENCE
With a worldwide presence in 130 countries, 79,000 employees (after completion of the Thales transaction) and balanced revenues across all regions, Alcatel-Lucent has strong customer relationships with the 100 largest telecommunications operators in the world. The company will have four geographic regions: Asia-Pacific, Europe and North, Europe and South and North America, to answer the needs of service providers, enterprises and end-users in the most advanced telecommunication markets, as well as in high-growth economies.

There will be five Business Groups: the Wireline Business Group, the Wireless Business Group and the Convergence Business Group (addressing the needs of the carrier market), the Enterprise Business Group and the Service Business Group. Each Business Group will have a decentralized regional organization that will provide strong local support to customers.

In addition there will be several  corporate  functions that support the company
including   worldwide   integrated   supply  chain  and  procurement,   finance,
information technology, marketing, human resources, legal and communications.

"While our respective corporate structures have changed, one constant remains: our commitment to be a first class corporate citizen and to act in a socially responsible way in interactions with all our stakeholders," said Patricia Russo.


UNRIVALED BREADTH AND DEPTH OF RESEARCH AND INNOVATION EXPERTISE
Approximately 23,000 of the 79,000 total number of employees at Alcatel-Lucent are in R&D, including global Bell Labs which will remain headquartered in New Jersey, USA. With Euro 2.7 billion invested in R&D in calendar year 2005 by Alcatel and Lucent and 25,000 active patents, Alcatel-Lucent stands as an innovation powerhouse, featuring one of the largest global R&D capabilities in communications ready to partner and collaborate with customers on breakthrough technology. Alcatel-Lucent also leads standards initiatives with some 600 experts participating in 130 standardization bodies.


CREATING SHAREHOLDER VALUE
Significant cost synergies are expected to be achieved within three years of closing and will come from several areas, including consolidating support functions, optimizing the supply chain and procurement structure, leveraging R&D and services across a larger base, and reducing the combined worldwide workforce by approximately 9,000 employees. The merger is expected to result in approximately Euro 1.4 billion in pre-tax annual cost synergies. A substantial majority of the restructuring activity is expected to be completed within 24 months after closing. The transaction is expected to be accretive to earnings per share in the first year post closing with synergies, excluding restructuring charges and amortization of intangible assets.

CORPORATE GOVERNANCE
The 14 Members of the Board of Directors are: Daniel Bernard, W. Frank Blount, Jozef Cornu, Linnet Deily, Robert Denham, Edward Hagenlocker, Jean-Pierre Halbron, Karl Krapek, Daniel Lebegue, Patricia Russo, Henry Schacht and Serge Tchuruk, and two additional jointly agreed directors appointed by the Alcatel-Lucent Board: Sylvia Jay and Jean-Cyril Spinetta, who were not members of either Alcatel Board of Directors or Lucent Board of Directors prior to the merger. There will be two Board observers representing the employee shareholders of the company's Employee Investment Fund: Jean-Pierre Desbois and Thierry de Loppinot.

PRESS CONFERENCE
The press conference will be available via a live audio webcast on Friday, December 1, 2006 at 1.00PM at:http://www1.alcatel-lucent.com/conferences/day1/


ABOUT ALCATEL-LUCENT
Alcatel-Lucent (Euronext Paris and NYSE: ALU) provides solutions that enable service providers, enterprises and governments worldwide, to deliver voice, data and video communication services to end-users. As a leader in fixed, mobile and converged broadband networking, IP technologies, applications, and services, Alcatel-Lucent offers the end-to-end solutions that enable compelling communications services for people at home, at work and on the move. With 79,000 employees and operations in more than 130 countries, Alcatel-Lucent is a local partner with global reach. The company has the most experienced global services team in the industry, and one of the largest research, technology and innovation organizations in the telecommunications industry. Alcatel-Lucent achieved proforma combined revenues of Euro 18.6 billion in 2005, and is incorporated in France, with executive offices located in Paris.

ALCATEL PRESS CONTACTS
Regine Coqueran     Tel :+ 33 (0)1 40 76 49 24   regine.coqueran@alcatel.com
Mark Burnworth      Tel :+ 33 (0)1 40 76 50 84   mark.burnworth@alcatel.com

ALCATEL INVESTOR RELATIONS
Pascal Bantegnie    Tel: +33 (0)1 40 76 52 20    pascal.bantegnie@alcatel.com
Maria Alcon         Tel: +33 (0)1 40 76 15 17    maria.alcon@alcatel.com
Charlotte Laurent   Tel: +1 703 668 7016         charlotte.laurent-ottomane
-Ottomane                                        @alcatel.com


LUCENT PRESS CONTACTS
Joan Campion        +1 908-582-5832 (office)     joancampion@lucent.com
                    + 1201-761-9384 (mobile)
MaryLou Ambrus      + 1908-582-8501 (office)     mambrus@lucent.com
                    + 1908-239-6654 (mobile)

LUCENT INVESTOR RELATIONS
John DeBono         + 1908-582-7793 (office)     debono@lucent.com
Dina Fede           +1 908-582-0366 (office)     fede@lucent.com

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS
Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements include statements regarding the future financial and operating results of Alcatel-Lucent as well as the benefits and synergies of the completed merger transaction and other statements about Alcatel-Lucent managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Alcatel-Lucent, as well as Alcatel-Lucent's future performance and the industries in which Alcatel-Lucent operates, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: difficulties and delays in achieving synergies and cost savings; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Alcatel-Lucent's Form 20-F for the year ended December 31, 2005, as amended, as well as other filings by Alcatel-Lucent and Lucent Technologies Inc. with the US Securities and Exchange Commission including Lucent's Proxy Statement dated August 7, 2006. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Alcatel-Lucent disclaims any intention or obligation to update any forward-looking statements.